Biotricity Expands its R&D Effort to Capitalize on Artificial Intelligence

Medical Grade Wearables with AI Capabilities Could Reduce Costs While Improving Healthcare Providers’ Efficiency and Patient Health

REDWOOD CITY, CA – January 8, 2018 – Biotricity Inc. (OTCQB: BTCY), a medical diagnostic and consumer healthcare technology company dedicated to delivering innovative, biometric remote monitoring solutions, is currently expanding its research and development to include artificial intelligence (AI) to optimize its proprietary remote patient monitoring platform for future use. When studying the unique characteristics of a patient using a remote monitoring device for a chronic condition such as cardiovascular disease, AI could be used to track a patient’s progress, determine if they’re adherent with a practitioner’s guidelines, recommend action to increase adherence, offer a means of patient engagement, and provide predictive action to avert negative health outcomes. Properly executed this could lead to an improvement in detection quality and patient outcomes while driving down costs and potentially providing another product opportunity for Biotricity.

“AI’s chief value proposition is its ability to expediently aggregate, cross-reference, and learn from data to determine its correlation to patient objectives,” said Waqaas Al Siddiq, founder and CEO of Biotricity. “We believe the key is to empower medical grade wearables with artificial intelligence for coaching and feedback, which will improve healthcare providers’ efficiency and patients’ health while driving down healthcare costs.”

By increasing patient adherence and engagement, and creating proactive patients who prevent illnesses before they develop, medical grade wearables infused with artificial intelligence could help healthcare providers expedite, and in some cases, automate, the more routine facets of healthcare – such as checkups and diagnostics. This will free up valued and scarce professionals to address more complex issues such as viral outbreaks and HIV cases.

“AI’s potential for personalization represents its greatest utility for solving the patient engagement problem because of its capacity for learning individual human characteristics,” said Al Siddiq. “These technologies can understand what makes each person unique based on their individual biometric data. When that personalized understanding is paired with engagement systems offering demonstrable evidence of how one’s biometrics are affected by patient adherence, it can resolve one of the costliest healthcare problems today.”

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About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. Biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

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Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies.

These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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Media Contacts

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Richard Smith,

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Investor Relations:

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